UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

GLOBAL LIGHTS ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41865	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Room 902, Unit 1, 8th Floor, Building 5 No. 201, Tangli Road Chaoyang District, Beijing 100123 The People's Republic of China
(Address of principal executive offices)

+86 10-5948-0786

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Ordinary Share, $0.0001 par value, and one Right to acquire one-sixth of one Ordinary Share	GLACU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	GLAC	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-sixth of one Ordinary Share	GLACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holdings.

On November 14, 2024, Global Lights Acquisition Corporation (the “Company”) held a general meeting of shareholders (the “General Meeting”). Holders of 8,118,909 ordinary shares of the Company held as of record as of October 21, 2024, the record date for the General Meeting, were present in person or by proxy, representing approximately 90.46% of the shares issued and outstanding and entitled to vote at the General Meeting, which presents a quorum. Shareholders approved the proposal to amend the extension fee payable by our sponsor and/or its designee into the trust account to extend the date by which the Company must consummate its initial business combination from $0.10 per unit (for each three-month extension) to an amount equal to the lesser of (i) $350,000 for all outstanding Public Shares and (ii) $0.10 for each outstanding public share. The voting results were as follows:

For	Against	Abstain
4,695,665	3,423,244	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the General Meeting, a total of 1,825,361 ordinary shares were tendered for redemption.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Lights Acquisition Corp

	By:	/s/ Zhizhuang Miao
	Name:	Zhizhuang Miao
	Title:	Chief Executive Officer

Date: November 20, 2024

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